Adjusted Cash Flow – A Non-GAAP Financial Measure March 15, 2016

SAFE HARBOR 2 Certain statements in this press release constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward- looking statements. You can identify such statements because they contain words such as ‘‘plans,’’ ‘‘expects’’ or ‘‘does expect,’’ ‘‘budget,’’ ‘‘forecasts,’’ ‘‘anticipates’’ or ‘‘does not anticipate,’’ ‘‘believes,’’ ‘‘intends,’’ and similar expressions or statements that certain actions, events or results ‘‘may,’’ ‘‘could,’’ ‘‘would,’’ ‘‘might,’’ or ‘‘will,’’ be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward- looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward- looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. Consideration should also be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission, and as set forth more fully under “Part 1, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, these risks and uncertainties include, among other things: our ability to execute on our business strategy; our ability to successfully compete in the industries in which we operate; our dependence on the effectiveness of direct response marketing; our ability to retain and attract qualified senior management; any improper use of or failure to protect the personally identifiable information of past, current and prospective customers to which we have access; our ability to upgrade and integrate our operational and financial information systems, maintain uninterrupted access to such systems and adapt to technological changes in the industries in which we operate; our dependence on third parties, including our ability to maintain relationships with such third parties and our potential exposure to liability for the actions of such third parties; damage to our reputation and increased regulation of our industries which could result from unfavorable press reports about our business model; the accuracy of the estimates and assumptions of our financial models; infringement of our trademarks or service marks; our ability to maintain our state licenses or obtain new licenses in new markets; changes in, and our ability to comply with, federal, state and local laws and regulations governing us; our business model being susceptible to litigation; our ability to continue to purchase structured settlement payments and other financial assets; the public disclosure of the identities of structured settlement holders maintained in our proprietary database; our dependence on the opinions of certain credit rating agencies of the credit quality of our securitizations; our ability to complete future securitizations or other financings on favorable terms; the insolvency of a material number of structured settlement issuers; adverse changes in the residential mortgage lending and real estate markets, including any increases in defaults or delinquencies, especially in geographic areas where our loans are concentrated; our ability to grow our loan origination volume, acquire MSRs and recapture loans that are refinanced; changes in the guidelines of government-sponsored entities, or GSEs, or any discontinuation of, or significant reduction in, the operation of GSEs; potential misrepresentations by borrowers, counterparties and other third-parties; changes in prevailing interest rates and our ability to mitigate interest rate risk through hedging strategies; our ability to obtain sufficient working capital at attractive rates; and our ability to remain in compliance with the terms of our substantial indebtedness. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Non-GAAP Disclosure Disclaimer We use Adjusted Cash Flow, a Non-GAAP financial measure, as a measure of our cash flows from operations. We define Adjusted Cash Flow as it is presented on the accompanying table. The Company believes Adjusted Cash Flow is useful to investors and management as a measure of cash generated by business operations that can be used to repay debt, invest in future growth or repurchase stock. This metric can also be used to evaluate the Company’s ability to generate cash flow from business operations and the impact that this cash flow has on the Company’s liquidity. You should not consider Adjusted Cash Flow in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, our presentation of Adjusted Cash Flow may not be comparable to other similarly titled measures of other companies. 3

Objective 4  U.S. Generally Accepted Accounting Principles (U.S. GAAP) prescribes the specific requirements for statements of cash flows.  Due to the nature of the Company’s business, investors have expressed difficulty in understanding the Company’s cash flows and in particular, cash flows provided by its operations.  In response, we are presenting the non-GAAP financial measure of Adjusted Cash Flow as a measure of unrestricted cash provided by (or used in) operations available to repay debt, invest in future growth or repurchase stock.  Adjusted Cash Flow is calculated based on information directly from the Company’s quarterly and annual financial statements (i.e., Statements of Operations and Cash Flows).  Should not be used in isolation or as a substitute for analysis of results as reported under U.S. GAAP.  Refer to the slide titled “Glossary of Terms” for a general description of the line items comprising Adjusted Cash Flow, their contributing segments and the specific sources of the information.

Observations 5  Adjusted Cash Flow varies significantly based on the timing and structure of securitizations and sales of the Structured Settlements & Annuity Purchasing (SSAP) segment’s finance receivables.  Until the 2015-3 securitization, securitization transactions had historically been structured with an "initial close" in which the Company issued a principal amount of securitized debt and received: (i) cash in exchange for assets delivered and (ii) restricted cash in exchange for assets to be delivered 60 to 90 days in the future (referred to as the "pre-funding" date).  On the pre-funding date, additional assets would be delivered to the lenders in return for the lifting of restrictions on the restricted cash.  As a result, restricted cash balances have fluctuated significantly depending on the timing of the transactions' initial close and their associated pre-funding dates.  Adjusted Cash Flow for the year ended December 31, 2014 included the impact of an ~$89M increase in restricted cash primarily related to the net effect of:  Both 2013-3 securitization's initial-close and pre-funding occurring in the fourth quarter of 2013, and  The 2014-3 securitization's initial-close occurring in the fourth quarter of 2014 but the associated pre-funding occurring in the first quarter of 2015.  As a result of the timing of the 2013-3 and 2014-3 pre-fundings, restricted cash increased ~$72M in 2014.

Observations (continued) 6  Adjusted Cash Flow for the year ended December 31, 2015 included the impact of an ~$66M decrease in restricted cash primarily related to the net effect of:  The timing of 2014-3 securitization's pre-funding.  The 2015-3 securitization being structured with only an initial-close and not having an associated pre-funding.  As a result of the timing & structure of 2014-3 and 2015-3 securitizations, restricted cash decreased $72M in 2015.  Adjusted Cash Flow also varies based on the timing of the financing of our residual interests in SSAP’s finance receivables via the residual term facility.

Consolidated Adjusted Cash Flow, a Non-GAAP Financial Measure

(In thousands)

	For the quarter ended:				For the Year ended	For the quarter ended:				For the Year ended
	3/31/2014	6/30/2014	9/30/2014	12/31/2014	12/31/14	3/31/2015	6/30/2015	9/30/2015	12/31/2015	12/31/15
Purchases of finance receivables	$ (100,678)	$ (135,982)	$ (105,687)	$ (107,759)	$ (450,106)	$ (106,993)	$ (104,247)	$ (96,141)	$ (88,605)	$ (395,986)
Gross proceeds from revolving credit facilites	94,789	86,814	42,231	46,460	270,294	89,468	27,949	421,338	601,257	1,140,012
Issuance of VIE long-term debt	237,793	114,800	231,189	211,654	795,436	216,955	3,274	187,103	107,367	514,699
Repayments of revolving credit facilities	(80,544)	(68,566)	(90,640)	(52,479)	(292,229)	(70,092)	(24,992)	(382,016)	(639,667)	(1,116,767)
Collections on finance receivables	121,641	124,052	143,456	138,338	527,487	128,476	140,621	148,265	137,102	554,464
Repayment of long-term debt and derivatives	(74,382)	(134,201)	(84,828)	(75,393)	(368,804)	(84,985)	(70,868)	(89,057)	(85,835)	(330,745)
Payments for debt issuance costs	(292)	(2,475)	-	329	(2,438)	-	-	(703)	(39)	(742)
Net proceeds from sale of finance receivables	-	-	-	-	-	-	-	-	21,949	21,949
Changes in restricted cash and investments	(105,430)	102,269	(5,521)	(80,186)	(88,868)	(6,052)	73,654	(63,014)	61,594	66,182
Servicing, broker, and other fees	1,142	1,030	1,049	928	4,149	881	1,118	2,154	3,863	8,016
(Loss) gain on swap terminations, net	(574)	-	(54)	-	(628)	(275)	-	-	85	(190)
Loan origination fees	-	-	-	-	-	-	-	1,032	1,511	2,543
Originations and purchases of mortgage loans held for sale	-	-	-	-	-	-	-	(352,641)	(495,276)	(847,917)
Proceeds from sale and principal payments on mortgage loans held for sale	-	-	-	-	-	-	-	362,723	509,803	872,526
Subtotal	93,465	87,741	131,195	81,892	394,293	167,383	46,509	139,043	135,109	488,044
Advertising	17,493	16,432	18,416	16,148	68,489	15,840	16,942	16,946	14,092	63,820
Cash paid for interest	54,385	55,089	58,212	58,117	225,803	58,322	57,781	59,467	60,505	236,075
Compensation and benefits	9,286	10,483	11,096	10,243	41,108	12,798	9,418	14,210	16,230	52,656
General and administrative	4,470	4,613	4,858	4,626	18,567	4,639	4,733	5,307	6,378	21,057
Professional and Consulting	3,444	5,518	4,520	4,970	18,452	4,438	4,861	6,542	5,645	21,486
Debt issuance	3,001	19	2,936	2,727	8,683	2,749	123	2,220	1,649	6,741
Securitization debt maintenance	1,557	1,564	1,551	1,489	6,161	1,496	1,494	1,463	1,459	5,912
Direct subservicing costs	-	-	-	-	-	-	-	-	948	948
Subtotal	93,636	93,718	101,589	98,320	387,263	100,282	95,352	106,155	106,906	408,695
Share-based compensation expense included in Compensation and benefits	502	798	432	652	2,384	410	706	273	(98)	1,291
Adjusted Cash Flow	**$ 331**	**$ (5,179)**	**$ 30,038**	**$ (15,776)**	**$ 9,414**	**$ 67,511**	**$ (48,137)**	**$ 33,161**	**$ 28,105**	**$ 80,640**

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Reconciliation of Adjusted Cash Flow to Net (Decrease) Increase in Cash & Cash Equivalents & End of Period Balances

(In thousands)

	For the quarter ended:				For the Year ended	For the quarter ended:				For the Year ended
	3/31/2014	6/30/2014	9/30/2014	12/31/2014	12/31/14	3/31/2015	6/30/2015	9/30/2016	12/31/2015	12/31/15
Adjusted Cash Flow	$ 331	$ (5,179)	$ 30,038	$ (15,776)	$ 9,414	$ 67,511	$ (48,137)	$ 33,161	$ 28,105	$ 80,640
Adjustments to reconcile Adjusted Cash Flow to net increase (decrease) in cash and cash equivalents per Consolidated Statement of Cash Flows										
Purchase of Home Lending, net of cash acquired	-	-	-	-	-	-	-	(46,595)	(813)	(47,408)
Cash received in connection with the Blocker Merger	-	-	-	2,136	2,136	-	-	-	-	-
Receipts from notes receivable	159	5,934	-	-	6,093	-	-	-	-	-
Purchases of premises and equipment, net of sales proceeds	(509)	(846)	(231)	(805)	(2,391)	(905)	(812)	(1,154)	(221)	(3,092)
Purchases of intangible assets	-	-	(50)	-	(50)	-	-	-	-	-
Payments of equity financing costs	(463)	(208)	(121)	(405)	(1,197)	-	(44)	(17)	(51)	(112)
Purchases of treasury stock	-	(917)	-	(3,549)	(4,466)	(2,797)	(9,022)	(2,652)	-	(14,471)
Subtotal	(813)	3,963	(402)	(2,623)	125	(3,702)	(9,878)	(50,418)	(1,085)	(65,083)
Changes in other assets	894	(213)	595	(1,057)	219	388	(562)	190	903	919
Changes in other receivables	617	207	267	(1,884)	(793)	2,092	(1,906)	(1,733)	3,230	1,683
Changes in accrued expenses and accounts payable	(3,930)	2,104	9,368	(13,370)	(5,828)	5,353	2,710	(135)	(8,949)	(1,021)
Changes in other liabilities	(431)	268	(518)	(288)	(969)	396	644	602	(4,544)	(2,902)
Other reconciling items	(1,078)	(389)	1,308	578	419	173	(639)	(2,061)	3,965	1,438
Subtotal	(3,928)	1,977	11,020	(16,021)	(6,952)	8,402	247	(3,137)	(5,395)	117
Net (decrease) increase in cash and cash equivalents	**(4,410)**	**761**	**40,656**	**(34,420)**	**2,587**	**72,211**	**(57,768)**	**(20,394)**	**21,625**	**15,674**
Cash and cash equivalents at beginning of period	39,061	34,651	35,412	76,068	39,061	41,648	113,859	56,091	35,697	41,648
Cash and cash equivalents at end of period	**$ 34,651**	**$ 35,412**	**$ 76,068**	**$ 41,648**	**$ 41,648**	**$ 113,859**	**$ 56,091**	**$ 35,697**	**$ 57,322**	**$ 57,322**
Restricted cash and investments at end of period	**$ 214,768**	**$ 112,499**	**$ 118,020**	**$ 198,206**	**$ 198,206**	**$ 204,258**	**$ 130,604**	**$ 198,374**	**$ 136,780**	**$ 136,780**

8

Glossary of Terms 9 Primary Sources of Cash Segment General Description Data Source Gross proceeds from revolving credit facilites Home Lending, SSAP Cash received from borrowing on credit facilities to purchase receivables and originate mortgage loans Cash Flow Statement Issuance of VIE long-term debt SSAP Cash received from securitizing finance receivables and our residual interests in finance receivables Cash Flow Statement Collections on finance receivables SSAP Cash received as payment on finance receivables Cash Flow Statement Net proceeds from sale of finance receivables SSAP Cash received from direct-asset sales of finance receivables Cash Flow Statement Changes in restricted cash and investments Home Lending, SSAP Cash inflows/outflows based on changes in restricted cash primarily due to the timing and structure of securitizations and sales of finance receivables Cash Flow Statement Servicing, broker, and other fees Home Lending, SSAP Cash received in exchange for mortgage servicing and servicing securitizations as well as from other revenue generating activities Income Statement (Loss) gain on swap terminations, net SSAP Cash received/paid in connection with terminating derivatives associated with credit facilities Income Statement Loan origination fees Home Lending Cash received for services performed in connection with origination of mortgage loans Income Statement Proceeds from sale and principal payments on mortgage loans held for sale Home Lending Cash received from selling mortgage loans and principal payments received prior to sale Cash Flow Statement Primary Uses of Cash Segment General Description Data Source Purchases of finance receivables SSAP Cash paid to acquire finance receivables Cash Flow Statement Gross proceeds from revolving credit facilites Home Lending, SSAP Cash outflow to pay down borrowings on credit facilities Cash Flow Statement Repayment of long-term debt and derivatives Home Lending, SSAP Cash outflow to pay down VIE and securitized debt and associated derivatives Cash Flow Statement Payments for debt issuance costs SSAP Cash outflow for debt issuance costs not directly expensed in the P&L Cash Flow Statement Originations and purchases of mortgage loans held for sale Home Lending Cash outflows to originate mortgage loans held for sale Cash Flow Statement Cash paid for interest Home Lending, SSAP Cash outflows to pay interest on all forms of debt (including term loan) Cash Flow Statement- Supplemental Information